UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2007

SMARTEC HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-141131

(Commission File Number)

20-4907822

(IRS Employer Identification No.)

3702 South Virginia Street, #G12-401, Reno, Nevada 89502

(Address of principal executive offices and Zip Code)

(60)1-4327-4470

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 26, 2007, we effected a twenty (20) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,500,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 2,550,000 shares of common stock to 51,000,000 shares of common stock.

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Item 7.01.    Regulation FD Disclosure

The forward stock split becomes effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on November 26, 2007 under the new stock symbol “SMHN”. Our new CUSIP number is 83172B 202.

Item 9.01.	Financial Statements and Exhibits.
99.1	Certificate of Change filed with the Secretary of State of Nevada on November 8, 2007; and
99.2	Certificate of Correction filed with the Secretary of State of Nevada on November 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTEC HOLDINGS INC.

By: /s/ Yapp Moi Lee

Yapp Moi Lee
President and Director

Dated: November 30, 2007

CW1537742.1